Exhibit 21.1

COLUMBUS McKINNON CORPORATION
SUBSIDIARIES
(as of March 31, 2015)

CM Insurance Company, Inc. (US-NY)
Columbus McKinnon de Uruguay, S.A. (Uruguay)
Columbus McKinnon do Brazil Ltda. (Brazil)
Columbus McKinnon de Panama S.A. (Panama)
Crane Equipment & Service, Inc. (US-OK)
Unified Industries Inc. (US-MI)
Société d’Exploitation des Raccords Gautier (France)
Yale Industrial Products, Inc. (US-DE)
Egyptian-American Crane Co. (40% Joint Venture) (Egypt)
Yale Industrial Products Ltd. (England)
Columbus McKinnon Dutch Holdings 1 B.V. (The Netherlands)
Columbus McKinnon Dutch Holdings 2 B.V. (The Netherlands)
Columbus McKinnon Dutch Holdings 3 B.V. (The Netherlands)
Columbus McKinnon Limited (Canada)
Columbus McKinnon Asia Pacific Pte. Ltd. (Singapore)
Columbus McKinnon Asia Pacific Ltd. (Hong Kong)
Columbus McKinnon Industrial Products Co. Ltd. (China)
Columbus McKinnon (Hangzhou) Industries Co. Ltd. (China)
Yale Industrial Products Asia Co. Ltd. (Thailand)
Columbus McKinnon Singapore Pte. Ltd. (Singapore)
Columbus McKinnon EMEA GmbH (Germany)
Columbus McKinnon Industrial Products GmbH (Germany)
Columbus McKinnon Corporation Ltd. (England)
Columbus McKinnon France S.a.r.l. (France)
Columbus McKinnon Maghreb S.a.r.l AAU (Morocco)
Columbus McKinnon Italia S.r.l. (Italy)
Columbus McKinnon Ibérica S.L.U. (Spain)
Columbus McKinnon Benelux, B.V. (The Netherlands)
CMCO Material Handling (Pty), Ltd. (South Africa)
Yale Engineering Products (Pty.) Ltd. (South Africa)
Yale Lifting Solutions (Pty.) Ltd. (South Africa)
Pfaff Hoist & Rigging (Pty.) Ltd. (South Africa)
Columbus McKinnon Austria GmbH (Austria)
Hebetechnik Gesellschaft GmbH (Austria)
Columbus McKinnon Hungary Kft. (Hungary)
Columbus McKinnon Russia LLC (Russia)
Columbus McKinnon Kaldirma ESVT, Ltd. (Turkey)
Columbus McKinnon Industrial Products ME FZE (UAE)
Columbus McKinnon Polska Sp.z.o.o (Poland)
Columbus McKinnon Switzerland AG (Switzerland)
Columbus McKinnon Ireland, Ltd. (Ireland)
Stahlhammer Bommern GmbH (Germany)
Pfaff Beteiligungs GmbH (Germany)
Columbus McKinnon Engineered Products GmbH (Germany)
Pfaff Silberblau Utilaje de Ridicat si Transportat S.R.L. (Romania)
Verkehrstechnik Beteiligungs Gmbh (Germany)
Verkehrstechnik Gmbh & Co. KG (Germany)
Columbus McKinnon Latin America B.V. (The Netherlands)
Columbus McKinnon de Mexico, S.A. de C.V. (Mexico)